UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2015

___________________________

ACCELERON PHARMA INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36065 (Commission File Number)	27-0072226 (I.R.S. Employer Identification Number)

128 Sidney Street Cambridge, MA (Address of principal executive offices)		02139 (Zip Code)

Registrant’s telephone number, including area code:  (617) 649-9200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On October 23, 2015, Acceleron Pharma Inc., or Acceleron, presented corporate slides at its Research and Development Day event in person in New York City and by webcast on Acceleron's website. A copy of this slide presentation is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The furnishing of the attached slide presentation is not an admission as to the materiality of any information therein. The information contained in the slide presentation is summary information that is intended to be considered in the context of more complete information included in Acceleron's filings with the Securities and Exchange Commission and other public announcements that Acceleron has made and may make from time to time by press release or otherwise. Acceleron undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate.

The information contained in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing, except as expressly set forth by specific reference in such a filing.

Item 8.01    Other Events.

On October 23, 2015, Acceleron issued a press release titled "Acceleron Highlights Phase 3 Studies, New Clinical Results and Research Strategies at Research and Development Day Event." A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of Exhibit
99.1	Slide presentation of Acceleron Pharma Inc. dated October 23, 2015.

99.2	Press release of Acceleron Pharma Inc. dated October 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERON PHARMA INC.

	By:	/s/ John Quisel
John Quisel
Senior Vice President and General Counsel

Date: October 23, 2015

4